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                                                                   EXHIBIT 10.35

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         This SEVERANCE AGREEMENT AND GENERAL RELEASE ("Severance Agreement") dated May 5, 2001 is entered into by and between Netzee, Inc. (hereinafter "Netzee"), and Lewis Daniel Anderson, Jr. (hereinafter "Anderson").

         WHEREAS, Anderson has been employed by Netzee as its Chief Revenue Officer pursuant to an Employment Agreement dated October 9, 2000 (the "Employment Agreement");

         WHEREAS, the parties desire to end their employment relationship, preserve the good will between the parties, and dispose of all claims which each may have, or may have had, against the other;

         NOW, THEREFORE, for and in consideration of the good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       1.

         Unless the context plainly requires otherwise, the term "Anderson" includes his agents, attorneys, employees, heirs, successors and assigns; and, the term "Netzee Releasees" includes Netzee and its owners, stockholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates, and subsidiaries, and each of their respective owners, stockholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates and subsidiaries.

                                       2.

         Anderson hereby resigns from employment with Netzee effective May 5, 2001. After that date, he will have no right to further employment with Netzee; he shall not apply for reemployment with Netzee; and Netzee will have no obligation to employ him; however, Netzee shall be obligated to pay Anderson any compensation earned and benefits accrued through May 5, 2001, in addition to the payments under Section 3 of this Severance Agreement.

                                       3.

         Netzee will pay Anderson a lump sum payment of One Hundred Thousand Dollars ($100,000.00), minus appropriate withholdings under federal, state, city, or other applicable laws and appropriate deductions. From May 5, 2001 through September 30, 2001, Netzee will continue Anderson's health insurance coverage by making payments pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). For the remainder of the COBRA period, continuation of this


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coverage will be at Anderson's own expense. Anderson's eligibility for COBRA continuation shall be governed by the COBRA statute. Anderson agrees to return to Netzee all property of Netzee, including, but not limited to, all office equipment, such as laptop computers, printers and cellular telephones. Such equipment shall be returned to Netzee no later than the close of business on September 30, 2001. Anderson agrees that the payments and benefits set forth herein are in excess of those to which he would otherwise be entitled, and that he has no claims to any benefits or payments from Netzee except as is expressly set forth herein.

                                       4.

         This Severance Agreement shall supersede and extinguish the Employment Agreement and the November 9, 1999 Netzee, Inc. Stock Option Agreement, except for Section 5 of the Employment Agreement, which shall remain in full force and effect.

                                       5.

         Anderson hereby releases, discharges, and acquits forever the Netzee Releasees from any and all debts, claims, demands, liabilities, assessments, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, arising under any law, rule, regulation, ordinance, agreement, guideline or other standard of conduct of any kind and whatsoever which Anderson had, now has, or may have had against any of the Netzee Releasees from the beginning of time up to the date of this Severance Agreement. Netzee hereby releases, discharges, and acquits forever Anderson from any and all debts, claims, demands, liabilities, assessments, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, arising under any law, rule, regulation, ordinance, agreement, guideline or other standard of conduct of any kind and whatsoever which Netzee had, now has, or may have had against Anderson from the beginning of time up to the date of this Severance Agreement.

                                       6.

         Without limiting the foregoing release, Anderson waives all rights he may have had or now has to pursue any and all remedies available to him under any cause of action whatsoever against the Netzee Releasees, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment, including any and all employment laws of the State of Georgia. Anderson further acknowledges and expressly agrees that he is waiving


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any and all rights he may have had or now has to pursue any claim of discrimination, including but not limited to, any claim of discrimination based on sex, age, race, national origin, disability, or on any other basis, under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, any other analogous law of the State of Georgia, and all other laws and regulations relating to employment.

                                       7.

         It is understood and agreed that the consideration given for this Severance Agreement is not to be construed as an admission of liability or fault on the part of either party, but is in compromise and settlement of disputed claims.

                                       8.

         Except as set forth herein, this Severance Agreement supersedes all prior and contemporaneous written and oral agreements and understandings between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral discussions, negotiations and agreements with respect to such subject matter.

                                       9.

         Anderson further warrants and agrees he will not disparage Netzee or its owners, officers, directors, shareholders, employees, agents, or its business, products, policies, practices or services, in any way whatsoever. Netzee warrants and agrees that its current Board members and senior executives will not disparage Anderson.

                                       10.

         This Severance Agreement has been executed in the State of Georgia and any questions as to its validity, meaning, interpretation, or application shall be controlled by the laws of the State of Georgia.

                                       11.

         If any provision of this Severance Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the Court shall enforce all remaining provisions to the extent permitted by law.

                                       12.

         Anderson hereby acknowledges and understands and Netzee agrees that:

         (a) Anderson may have at least twenty-one (21) days after receipt of this Severance Agreement within which he may review and consider, discuss with an attorney of his own choosing, and decide to execute or not execute this Severance Agreement;


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         (b)      Anderson has seven (7) days after the execution of this
                  Severance Agreement within which he may revoke this Severance Agreement;

         (c) In order to revoke this Severance Agreement, Anderson or his attorney must give written notice to Netzee by delivering a letter to Netzee's CEO, Donny Jackson, and to its legal counsel, Michelle Johnson, stating that Anderson is revoking this Severance Agreement. To effect a revocation, delivery of the letter must be made on or before seven (7) days after the execution of this Severance Agreement. The letter shall be delivered and addressed pursuant to the notice provisions set forth in paragraph 13 below;

         (d) This Severance Agreement shall not become enforceable until after the expiration of seven (7) days following the date Anderson executes this Severance Agreement and it will only become enforceable if Anderson does not revoke the Severance Agreement as provided for herein; and

         (e) If Anderson revokes this Severance Agreement, he agrees that he immediately will return to Netzee any and all consideration paid by Netzee under Paragraph 3 above.

                                       13.

         Any notice, demand or other communication which any party is required or permitted to provide to the other pursuant to this Severance Agreement shall be in writing and sent by certified mail, return receipt requested, or by Federal Express, signature required, to Mr. Donny Jackson, Netzee, Inc., 6190 Powers Ferry Road, Powers Ferry Landing East, Suite 400, Atlanta, Georgia 30339 (if to Netzee), or to Lewis Daniel Anderson, Jr., 32 Beechwood Road, Birmingham, Alabama, 35213 (if to Anderson). Notice will be effective upon the date of receipt by the party to be notified. In addition, Anderson shall send a copy of the notice to Netzee to Michelle Johnson, Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, Suite 1400, Atlanta, Georgia 30309, at the same time and by the same method of delivery as to Netzee. However, the copy to Ms. Johnson shall not constitute notice.

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                                       14.

         Anderson represents and warrants that he has fully read this Severance Agreement, that he understands all the terms and conditions set forth herein, and that he is entering into this Severance Agreement voluntarily and without promise or benefit other than as set forth herein. Anderson further acknowledges that he may have at least twenty-one (21) days within which to consider this Severance Agreement, that he was advised to consult with an attorney of his own choosing concerning the releases and waivers contained in and the terms of this Severance Agreement, and that the waivers he has made, the releases he has given, and the terms that he has agreed to herein are made knowingly, consciously, and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived and released.

                                       15.

         This Severance Agreement may be modified or amended only in a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date written.

/s/ DANIEL ANDERSON                          /s/ LEWIS DANIEL ANDERSON, JR.
-------------------------------             -----------------------------------
WITNESS                                     LEWIS DANIEL ANDERSON, JR.



                                            NETZEE, INC.


/s/Donny R.  Jackson                        By: /s/Rick Eiswirth
-------------------------------               ---------------------------------
WITNESS
                                            Its:  Senior Vice President & CFO
                                                -------------------------------
                                            Date: May 15, 2001
                                                 ------------------------------


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